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                                                                 EXHIBIT 23.2


                      [Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporated by reference of our report dated March 20, 1998 (except with respect to the matter discussed in Note 3 to the financial statements, as to which the date is March 25, 1999) included in this Form 10-K/A for the year ended December 31, 1999, into Atlantic Premium Brands, Ltd.'s previously filed Registration Statements on Form S-8 File Nos. 33-80010 and 333-39561.


                                           /s/ Arthur Andersen LLP


Baltimore, Maryland
April 26, 2000